Exhibit (a)(1)(E)

Summary of Eligible Options

As of [        ]

Name	ID Number	Grant Date	Expiration Date	Remaining Life in Years	Exercise Price	Remaining Option Shares	Option Shares Vested
John Doe	####	##/##/##	##/##/##	#.#	$##.##	#,###	#,###